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                                                                   Exhibit 23.2


                        Consent of Independent Auditors
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, except as to Notes 10 and 15, as to which the date is April 11, 1997, included in the Proxy Statement of Royal Grip, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-28841) and Prospectus of FM Precision Golf Corp. for the registration of 1,862,839 shares of its common stock.

                                                        /s/ ERNST & YOUNG LLP

Phoenix, Arizona

August 15, 1997